UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 5, 2013

SENTIO HEALTHCARE PROPERTIES, INC.

 (Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

189 South Orange Ave, Suite 1700

Orland, FL 32801

(Address of principal executive offices)

407- 999-7679

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS.

Sale of Preferred Units in our Operating Partnership

On December 5, 2013, in connection with the acquisition by Sentio Healthcare Properties, Inc. (the “Company,” “we” or “us”) of an interest in Standish Village (which is described in Item 2.01 hereof), a purchase of securities (the “Put Exercise”) was completed by Sentinel RE Investment Holdings, LP, an affiliate of Kohlberg Kravis Roberts & Co., (the “Investor”) pursuant to the Securities Purchase Agreement (the “Purchase Agreement”) dated as of February 10, 2013 between us, Sentio Healthcare Properties OP, L.P. (our “Operating Partnership”), and the Investor. The Purchase Agreement and the transactions contemplated thereunder were previously reported in the Company’s Current Report on Form 8-K (the “Prior 8-K”) filed with the Securities and Exchange Commission on February 12, 2013.

Pursuant to the Put Exercise, the Investor purchased the following securities for an aggregate purchase price of $5.1 million:

•	51,000 newly-issued Series B Convertible Preferred Units of limited partnership interest of the Operating Partnership (the “Series B Preferred Units”), which are convertible into approximately 508,982 shares of the Company’s common stock at the currently effective conversion price.

After giving effect to the Put Exercise, 1,306,000 Series B Preferred Units remain issuable under the Purchase Agreement. The obligation of the Investor to purchase additional Series B Preferred Units under the Purchase Agreement is conditioned upon, among other things, the receipt of notice from us of the intention to sell a specified amount of securities to the Investor to finance a proposed real estate acquisition. The Company has invested the net proceeds from the Put Exercise to acquire Standish Village.

Disclosure concerning the other terms and conditions of the Series B Convertible Preferred Operating Partnership units, the transfer and registration thereof and the covenants in the Purchase Agreement and the related agreements is incorporated herein by reference from the Prior 8-K. The above summary of the issue of the Series B Preferred Units does purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and related agreements attached to on the Prior 8-K as Exhibits 10.1, 10.2 and 10.3, and incorporated by reference herein.

Renewal of Advisory Agreement

On December 11, 2013, we agreed to renew the advisory agreement originally dated as of January 1, 2013 (the “Advisory Agreement”) between us and Sentio Investments, LLC (our “Advisor”) for an additional one-year term to commence on January 1, 2014. The provisions of the Advisory Agreement as renewed are unchanged except to the extent such provisions were previously amended in accordance with the Transition to Internal Management Agreement dated February 10, 2012 by and among the Company, the Operating Partnership, the Advisor and the Investor (the “Transition Agreement”). The description of the terms of the Transition Agreement is incorporated herein by reference to the Prior 8-K.

Pursuant to the terms of the Advisory Agreement, the Advisor is responsible for managing, operating, directing and supervising the operation of the Company and its assets. Generally, the Advisor will be responsible for providing us with (i) property acquisition, disposition and financing services, (ii) asset management and operational services, including real estate services and financial and administrative services, and (iii) stockholder services.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Joint Venture to Acquire Standish Village

General

On December 6, 2013, through wholly-owned subsidiaries, we acquired a 95% interest in a joint venture entity that will own Standish Village, located in Dorchester, MA. Standish Village has a total of 108 beds in 85 units, which are dedicated to both assisted living and memory care. Senior Living Residences, LLC and its affiliates (collectively, “SLR”), which is not affiliated with us, is our joint venture partner in the $15.55 million transaction. Prior to the completion of this transaction, Standish Village was owned by SLR and a third-party entity. SLR specializes in the acquisition, development and management of senior housing communities. Based in Massachusetts, SLR owns or operates 10 senior living facilities in the New England area.

Joint Venture Parties and Structure

Parties. Through two wholly-owned subsidiaries, Sentio Boston, LLC and Sentio Boston TRS, LLC, we invested approximately $5.1 million to acquire 95% of the respective equity interests in Sentio SLR Boston Portfolio, LLC (“Landlord LLC”) and Sentio SLR Boston TRS Portfolio, LLC (“Tenant LLC”) (collectively, we refer to the Landlord LLC and the Tenant LLC as the “SLR Joint Venture”). Landlord LLC, through its wholly-owned subsidiary, indirectly owns 100% of Standish Village. Tenant LLC owns 100% of the operating company that operates the Standish Village licensed community residential care facility. Oaktree SLR, LLC, an SLR affiliate, holds the remaining 5% equity interests in Landlord LLC and Tenant LLC. As a result of the structure described above, we hold a 95% indirect equity interest in Standish Village and SLR holds a 5% equity interest. We funded the purchase of our interest in Standish Village with proceeds from the sale of preferred units of limited partnership interest in our Operating Partnership to the Investor as further described under Items 1.01 and 3.02 hereof, and with proceeds from a mortgage loan from CBRE Capital Markets, Inc..

Management. Sentio Boston, LLC and Sentio Boston TRS, LLC are the managing members of Landlord LLC and Tenant LLC, respectively. Through these subsidiaries we generally have sole and exclusive authority to manage and implement the policies, operations and affairs of the SLR Joint Venture, except that certain major decisions require the approval of all members. Such major decisions include, among others, (i) the sale, refinance or other disposition of Standish Village, (ii) prepaying, refinancing or modifying the terms of loan obligations, (iii) mergers and consolidations involving the SLR Joint Venture, and (iv) entering into or terminating the management agreements for Standish Village, except if SLR or an affiliate is the manager terminated or replaced.

Property Management. A subsidiary of Tenant LLC shall initially enter into a management agreement with a property manager affiliated with SLR for the management of the Standish Village licensed community residential care facility. In the event that the initial property manager, or any other affiliate of SLR is removed or otherwise ceases to serve as the property manager for Standish Village, the engagement of a replacement property manager shall be at the sole discretion of the managing member.

In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of targeted net rental income, quality of operator, location, demographics, existing and planned competitive properties and price per square foot and analyzed how the property compares to comparable properties in its market.

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES.

The Put Exercise was made pursuant to the private placement exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated by the SEC thereunder. The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired. Audited financial statements for Standish will be filed by amendment to this Form 8-K no later than February 19, 2013.

(b)	Pro forma financial information. Unaudited pro forma financial information will be filed by amendment to this Form 8-K no later than February 19, 2013.

(d)	Exhibits.

10.1	Renewal Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIO HEALTHCARE PROPERTIES, INC.

Dated: December 11, 2013	By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser,
Chief Financial Officer